Exhibit 99.1

For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: David Mordy Phone 713.207.6500

For Immediate Release

CenterPoint Energy reports second quarter 2016 net loss of $0.01 per diluted share; $0.17 earnings per diluted share on a guidance basis

•	Utility growth and performance remain on track

•	Earnings reduced by $0.17 per share associated with ZENS primarily due to the merger of Time Warner Cable and Charter Communications

•	Company reaffirms full-year guidance of $1.12 – $1.20 per diluted share

•	Company concludes REIT review

Houston, TX – August 5, 2016 - CenterPoint Energy, Inc. (NYSE: CNP) today reported a net loss of $2 million, or a loss of $0.01 per diluted share, for the second quarter of 2016, compared with net income of $77 million, or $0.18 per diluted share, for the same period of the prior year. On a guidance basis, second quarter 2016 earnings were $0.17 per diluted share, consisting of $0.14 from utility operations and $0.03 from midstream investments, compared with earnings of $0.19 per diluted share in the second quarter of 2015, consisting of $0.13 from utility operations and $0.06 from midstream investments.

Operating income for the second quarter of 2016 was $182 million, compared with $186 million in the second quarter of the prior year. Equity income from midstream investments was $31 million for the second quarter of 2016, compared with $43 million for the same period in the prior year.

“Throughput and customer growth remain strong for both of our utility businesses, and we remain on track to achieve our earnings guidance of $1.12 – $1.20 per share by year end,” said Scott M. Prochazka, president and chief executive officer of CenterPoint Energy. “Milder than normal weather at our electric utility and losses attributable to changes in the fair value of commodity derivatives at Enable Midstream accounted for most of the headwinds we experienced this quarter.”

REIT Review

As disclosed in February 2016, the company undertook a process to explore the use of a Real Estate Investment Trust (REIT) business model for all or part of the utility business. The company has completed its evaluation and decided not to pursue forming a REIT structure for its utility business, or any part thereof.

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“Given a broad range of assumptions, we have determined that the potential to create long-term shareholder value by forming a REIT is very limited and does not justify exposure to the associated risks,” said Prochazka. “We continue to focus on increasing shareholder value by investing in our growing utility businesses.”

Electric Transmission & Distribution

The electric transmission & distribution segment reported operating income of $158 million for the second quarter of 2016, consisting of $135 million from the regulated electric transmission & distribution utility operations (TDU) and $23 million related to securitization bonds. Operating income for the second quarter of 2015 was $158 million, consisting of $131 million from the TDU and $27 million related to securitization bonds.

Operating income for the TDU benefited primarily from higher net transmission-related revenues ($8 million), customer growth ($8 million) and higher equity return ($5 million), primarily related to true-up proceeds. These benefits were partially offset by higher depreciation and other taxes ($12 million) as well as lower usage per customer, primarily due to milder weather ($4 million).

Natural Gas Distribution

The natural gas distribution segment reported operating income of $20 million for the second quarter of 2016, compared with $19 million for the same period of 2015. Operating income benefited from rate increases ($9 million) and customer growth ($2 million). These benefits were offset by higher depreciation and other taxes ($7 million) as well as increased contractor services expense ($5 million).

Energy Services

The energy services segment reported operating income of $-0- for the second quarter of 2016 compared with $9 million for the same period in the prior year. Second quarter operating income for 2016 included a mark-to-market accounting loss of $7 million, compared to a gain of $2 million for the same period of the prior year. Excluding mark-to-market adjustments, operating income would have been $7 million in both second quarter 2016 and second quarter 2015.

The second quarter of 2016 also included $2 million of operation and maintenance expenses and $1 million of amortization expenses related to the acquisition and integration of the retail energy services business and wholesale assets of Continuum Energy, which closed April 1, 2016.

Midstream Investments

The midstream investments segment reported $31 million of equity income for the second quarter of 2016, compared with $43 million in the second quarter of the prior year. Second quarter 2016 equity income from Enable Midstream was lower by $16 million versus the second quarter 2015 as a result of increased losses attributed to changes in the fair market value of commodity derivatives.

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Enable Midstream also declared a quarterly cash distribution of $0.318 per common and subordinated unit on August 2, 2016. Please refer to Enable Midstream’s August 3, 2016 earnings press release for details.

ZENS-Related Impact

In connection with the merger between Charter Communications and Time Warner Cable, CenterPoint Energy received $100 and 0.4891 shares of Charter Common for each share of TWC Common held, resulting in cash proceeds of $178 million and 872,531 shares of Charter Common. In accordance with the terms of the Zero-Premium Exchangeable Subordinated Notes (ZENS), the company remitted $178 million to ZENS note holders in June 2016, which reduced contingent principal. As a result, the company recorded a pre-tax loss of $117 million, which is included in Loss on indexed debt securities on the Statements of Consolidated Income.

Dividend Declaration

On July 28, 2016, CenterPoint Energy’s board of directors declared a regular quarterly cash dividend of $0.2575 per share of common stock payable on September 9, 2016, to shareholders of record as of the close of business on August 16, 2016.

Outlook for 2016

On a consolidated basis, CenterPoint Energy reaffirms its guidance for 2016 in the range of $1.12 – $1.20 per diluted share.

The guidance range considers utility operations performance to date and certain significant variables that may impact earnings, such as weather, regulatory and judicial proceedings, throughput, commodity prices, effective tax rates, and financing activities. In providing this guidance, the company uses a non-GAAP measure of adjusted diluted earnings per share that does not consider other potential impacts, such as changes in accounting standards or unusual items, earnings or losses from the change in the value of the ZENS securities and the related stocks, or the timing effects of mark-to-market accounting in the company’s Energy Services business.

In providing guidance, the company assumes for midstream investments a 55.4 percent limited partner ownership interest in Enable Midstream and includes the amortization of CenterPoint Energy’s basis difference in Enable Midstream. CenterPoint Energy’s guidance takes into account such factors as Enable Midstream’s most recent public outlook for 2016, dated August 3, 2016, and effective tax rates. The company does not include other potential impacts such as any changes in accounting standards or Enable Midstream’s unusual items.

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CenterPoint Energy, Inc. and Subsidiaries

Reconciliation of Net Income and Diluted EPS to Adjusted Net Income and Adjusted Diluted EPS

used in providing 2016 annual earnings guidance

	Quarter Ended June 30, 2016		Six Months Ended June 30, 2016
	Net Income (in millions)	Diluted EPS	Net Income (in millions)	Diluted EPS
Consolidated net income and diluted EPS as reported	$(2)	$(0.01)	$152	$0.35
Midstream Investments	(13)	(0.03)	(50)	(0.12)

Utility Operations (1)	(15)	(0.04)	102	0.23

Timing effects impacting CES(2):
Mark-to-market (gains) losses (net of taxes of $3 and $6)(3)	4	0.01	10	0.02
ZENS-related mark-to-market (gains) losses:
Marketable securities (net of taxes of $6 and $38) (3)(4)	(14)	(0.03)	(72)	(0.16)
Indexed debt securities (net of taxes of $45 and $65) (3)(5)	85	0.20	121	0.28

Utility operations earnings on an adjusted guidance basis	$60	$0.14	$161	$0.37

Adjusted net income and adjusted diluted EPS used in providing 2016 earnings guidance:
Utility Operations on a guidance basis	$60	$0.14	$161	$0.37
Midstream Investments	13	0.03	50	0.12

2016 Consolidated on a guidance basis	$73	$0.17	$211	$0.49

(1)	CenterPoint earnings excluding Midstream Investments
(2)	Energy Services segment
(3)	Taxes are computed based on the impact removing such item would have on tax expense
(4)	Time Warner Inc., Time Warner Cable Inc., Time Inc. and Charter Communications, Inc.
(5)	Includes amount associated with the Charter Communications, Inc. and Time Warner Cable Inc. merger

Filing of Form 10-Q for CenterPoint Energy, Inc.

Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Quarterly Report on Form 10-Q for the period ended June 30, 2016. A copy of that report is available on the company’s website, under the Investors section. Other filings the company makes with the SEC and certain documents relating to its corporate governance can also be found under the Investors section.

Webcast of Earnings Conference Call

CenterPoint Energy’s management will host an earnings conference call on Friday, August 5, 2016 at 10 a.m. Central time or 11 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.

CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution and energy services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma, and Texas. The company also owns a 55.4 percent limited partner interest in Enable Midstream Partners, a publicly traded master limited partnership it jointly controls with OGE Energy Corp., which owns, operates and develops natural gas and crude oil infrastructure assets. With more than 7,400 employees, CenterPoint Energy and its predecessor companies have been in business for more than 140 years. For more information, visit the website at www.CenterPointEnergy.com.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release regarding future earnings, and future financial performance and results of operations, including, but not limited to earnings guidance, targeted dividend growth rate and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release. Factors that could affect actual results include (1) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s businesses (including the businesses of Enable Midstream Partners (Enable Midstream)), including, among others, energy deregulation or re-regulation, pipeline integrity and safety, health care reform, financial reform, tax legislation, and actions regarding the rates charged by CenterPoint Energy’s regulated businesses; (2) state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change; (3) recording of non-cash goodwill, long-lived asset or other than temporary impairment charges by or related to Enable Midstream; (4) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment; (5) the timing and outcome of any audits, disputes or other proceedings related to taxes; (6) problems with construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (7) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the effects of energy efficiency measures and demographic patterns; (8) the timing and extent of changes in commodity prices, particularly natural gas and natural gas liquids, and the effects of geographic and seasonal commodity price differentials, and the impact of commodity changes on producer related activities; (9) weather variations and other natural phenomena, including the impact on operations and capital from severe weather events; (10) any direct or indirect effects on CenterPoint Energy’s facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt its businesses or the businesses of third parties, or other catastrophic events; (11) the impact of unplanned facility outages; (12) timely and appropriate regulatory actions allowing securitization or other recovery of costs associated with any future hurricanes or natural disasters; (13) changes in interest rates or rates of inflation; (14) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of its financing and refinancing efforts, including availability of funds in the debt capital markets; (15) actions by credit rating agencies; (16) effectiveness of CenterPoint Energy’s risk management activities; (17) inability of various counterparties to meet their obligations; (18) non-payment for services due to financial distress of CenterPoint Energy’s and Enable Midstream’s customers; (19) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc.), a wholly owned subsidiary of NRG Energy, Inc., and its subsidiaries to satisfy their obligations to CenterPoint Energy and its subsidiaries; (20) the ability of retail electric providers, and particularly the largest customers of the TDU, to satisfy their obligations

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to CenterPoint Energy and its subsidiaries; (21) the outcome of litigation; (22) CenterPoint Energy’s ability to control costs, invest planned capital, or execute growth projects; (23) the investment performance of pension and postretirement benefit plans; (24) potential business strategies, including restructurings, joint ventures, and acquisitions or dispositions of assets or businesses, for which no assurance can be given that they will be completed or will provide the anticipated benefits to CenterPoint Energy; (25) acquisition and merger activities and successful integration of such activities, involving CenterPoint Energy or its competitors; (26) the ability to recruit, effectively transition and retain management and key employees and maintain good labor relations; (27) future economic conditions in regional and national markets and their effects on sales, prices and costs; (28) the performance of Enable Midstream, the amount of cash distributions CenterPoint Energy receives from Enable Midstream, and the value of its interest in Enable Midstream, and factors that may have a material impact on such performance, cash distributions and value, including certain of the factors specified above and: (A) the integration of the operations of the businesses contributed to Enable Midstream; (B) the achievement of anticipated operational and commercial synergies and expected growth opportunities, and the successful implementation of Enable Midstream’s business plan; (C) competitive conditions in the midstream industry, and actions taken by Enable Midstream’s customers and competitors, including the extent and timing of the entry of additional competition in the markets served by Enable Midstream; (D) the timing and extent of changes in the supply of natural gas and associated commodity prices, particularly natural gas and natural gas liquids, the competitive effects of the available pipeline capacity in the regions served by Enable Midstream, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on Enable Midstream’s interstate pipelines; (E) the demand for crude oil, natural gas, NGLs and transportation and storage services; (F) changes in tax status; (G) access to growth capital; and (H) the availability and prices of raw materials for current and future construction projects; (29) effective tax rate; (30) the effect of changes in and application of accounting standards and pronouncements; (31) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as in CenterPoint Energy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and June 30, 2016, and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures by CenterPoint Energy in Providing Guidance

In addition to presenting its financial results in accordance with generally accepted accounting principles (GAAP), including presentation of net income and diluted earnings per share, CenterPoint Energy also provides guidance based on adjusted net income and adjusted diluted earnings per share, which are non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. CenterPoint Energy’s adjusted net income and adjusted diluted earnings per share calculation excludes from net income and diluted earnings per share, respectively, the impact of ZENS and related securities and mark-to-market gains or losses resulting from the company’s Energy Services business. A reconciliation of net income and diluted earnings per share to the basis used in providing 2016 guidance is provided in this news release. CenterPoint Energy is unable to present a quantitative reconciliation of forward looking adjusted net income and adjusted diluted earnings per share because changes in the value of ZENS and related securities and mark-to-market gains or losses resulting from the company’s Energy Services business are not estimable.

Management evaluates the company’s financial performance in part based on adjusted net income and adjusted diluted earnings per share. We believe that presenting these non-GAAP financial measures enhances an investor’s understanding of CenterPoint Energy’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. The adjustments made in these non-GAAP financial measures exclude items that Management believes does not most accurately reflect the company’s fundamental business performance. These excluded items are reflected in the reconciliation table of this news release. CenterPoint Energy’s adjusted net income and adjusted diluted earnings per share non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, net income and diluted earnings per share, which respectively are the most directly comparable GAAP financial measures. These non-GAAP financial measures also may be different than non-GAAP financial measures used by other companies.

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CenterPoint Energy, Inc. and Subsidiaries

Statements of Consolidated Income

(Millions of Dollars)

(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenues:
Electric Transmission & Distribution	$763	$705	$1,423	$1,317
Natural Gas Distribution	421	427	1,316	1,620
Energy Services	397	408	836	1,058
Other Operations	4	3	8	7
Eliminations	(11)	(11)	(25)	(37)

Total	1,574	1,532	3,558	3,965

Expenses:
Natural gas	496	529	1,348	1,883
Operation and maintenance	513	488	1,034	986
Depreciation and amortization	289	239	549	456
Taxes other than income taxes	94	90	195	198

Total	1,392	1,346	3,126	3,523

Operating Income	182	186	432	442

Other Income (Expense):
Gain on marketable securities	20	79	110	62
Loss on indexed debt securities	(130)	(91)	(186)	(67)
Interest and other finance charges	(86)	(89)	(173)	(178)
Interest on securitization bonds	(23)	(27)	(47)	(55)
Equity in earnings of unconsolidated affiliate	31	43	91	95
Other - net	14	13	21	24

Total	(174)	(72)	(184)	(119)

Income Before Income Taxes	8	114	248	323

Income Tax Expense	10	37	96	115

Net Income (Loss)	$(2)	$77	$152	$208

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Selected Data From Statements of Consolidated Income

(Millions of Dollars, Except Share and Per Share Amounts)

(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Basic Earnings (Loss) Per Common Share	$(0.01)	$0.18	$0.35	$0.48

Diluted Earnings (Loss) Per Common Share	$(0.01)	$0.18	$0.35	$0.48

Dividends Declared per Common Share	$0.2575	$0.2475	0.5150	$0.4950

Weighted Average Common Shares Outstanding (000):
- Basic	430,653	430,235	430,530	430,096
- Diluted	430,653	431,733	432,973	431,594

Operating Income by Segment
Electric Transmission & Distribution:
Electric Transmission and Distribution Operations	$135	$131	$194	$199
Transition and System Restoration Bond Companies	23	27	47	55

Total Electric Transmission & Distribution	158	158	241	254
Natural Gas Distribution	20	19	180	165
Energy Services	—	9	6	22
Other Operations	4	—	5	1

Total	$182	$186	$432	$442

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Electric Transmission & Distribution
	Quarter Ended June 30,		% Diff	Six Months Ended June 30,		% Diff
	2016	2015	Fav/(Unfav)	2016	2015	Fav/(Unfav)
Results of Operations:
Revenues:
Electric transmission and distribution utility	$616	$585	5%	$1,156	$1,099	5%
Transition and system restoration bond companies	147	120	23%	267	218	22%

Total	763	705	8%	1,423	1,317	8%

Expenses:
Operation and maintenance	330	315	(5%)	659	622	(6%)
Depreciation and amortization	94	84	(12%)	189	167	(13%)
Taxes other than income taxes	57	55	(4%)	114	111	(3%)
Transition and system restoration bond companies	124	93	(33%)	220	163	(35%)

Total	605	547	(11%)	1,182	1,063	(11%)

Operating Income	$158	$158	—	$241	$254	(5%)

Operating Income:
Electric transmission and distribution operations	$135	$131	3%	$194	$199	(3%)
Transition and system restoration bond companies	23	27	(15%)	47	55	(15%)

Total Segment Operating Income	$158	$158	—	$241	$254	(5%)

Electric Transmission & Distribution Operating Data:
Actual MWH Delivered
Residential	7,631,518	7,483,440	2%	12,650,973	12,896,234	(2%)
Total	22,190,347	21,751,298	2%	40,320,948	39,766,074	1%

Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	92%	102%	(10%)	94%	97%	(3%)
Heating degree days	54%	8%	46%	85%	130%	(45%)

Number of metered customers - end of period:
Residential	2,106,396	2,054,777	3%	2,106,396	2,054,777	3%
Total	2,377,352	2,322,164	2%	2,377,352	2,322,164	2%

	Natural Gas Distribution
	Quarter Ended June 30,		% Diff Fav/(Unfav)	Six Months Ended June 30,		% Diff Fav/(Unfav)
	2016	2015		2016	2015
Results of Operations:
Revenues	$421	$427	(1%)	$1,316	$1,620	(19%)
Natural gas	130	152	14%	575	908	37%

Gross Margin	291	275	6%	741	712	4%

Expenses:
Operation and maintenance	178	169	(5%)	367	355	(3%)
Depreciation and amortization	60	55	(9%)	119	110	(8%)
Taxes other than income taxes	33	32	(3%)	75	82	9%

Total	271	256	(6%)	561	547	(3%)

Operating Income	$20	$19	5%	$180	$165	9%

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	20	19	5%	93	116	(20%)
Commercial and Industrial	56	56	—	142	144	(1%)

Total Throughput	76	75	1%	235	260	(10%)

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	87%	81%	6%	87%	109%	(22%)
Number of customers - end of period:
Residential	3,145,655	3,112,902	1%	3,145,655	3,112,902	1%
Commercial and Industrial	252,172	249,142	1%	252,172	249,142	1%

Total	3,397,827	3,362,044	1%	3,397,827	3,362,044	1%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Energy Services
	Quarter Ended June 30,		% Diff Fav/(Unfav)	Six Months Ended June 30,		% Diff Fav/(Unfav)
	2016	2015		2016	2015
Results of Operations:
Revenues	$397	$408	(3%)	$836	$1,058	(21%)
Natural gas	377	388	3%	798	1,012	21%

Gross Margin	20	20	—	38	46	(17%)

Expenses:
Operation and maintenance	17	9	(89%)	27	21	(29%)
Depreciation and amortization	3	1	(200%)	4	2	(100%)
Taxes other than income taxes	—	1	100%	1	1	—

Total	20	11	(82%)	32	24	(33%)

Operating Income	$—	$9	(100%)	$6	$22	(73%)

Mark-to-market gain (loss)	$(7)	$2	(450%)	$(16)	$(2)	(700%)

Energy Services Operating Data:
Throughput data in BCF	199	136	46%	370	321	15%

Number of customers - end of period	30,675	18,073	70%	30,675	18,073	70%

	Other Operations
	Quarter Ended June 30,		% Diff Fav/(Unfav)	Six Months Ended June 30,		% Diff Fav/(Unfav)
	2016	2015		2016	2015
Results of Operations:
Revenues	$4	$3	33%	$8	$7	14%
Expenses	—	3	100%	3	6	50%

Operating Income	$4	$—	—	$5	$1	400%

Capital Expenditures by Segment
(Millions of Dollars)
(Unaudited)

	Quarter Ended June 30,			Six Months Ended June 30,
	2016	2015		2016	2015
Capital Expenditures by Segment
Electric Transmission & Distribution	$215	$220		$427	$428
Natural Gas Distribution	139	153		228	244
Energy Services	2	—		2	1
Other Operations	2	8		10	17

Total	$358	$381		$667	$690

Interest Expense Detail
(Millions of Dollars)
(Unaudited)

	Quarter Ended June 30,			Six Months Ended June 30,
	2016	2015		2016	2015
Interest Expense Detail
Amortization of Deferred Financing Cost	$6	$7		$12	$13
Capitalization of Interest Cost	(1)	(2)		(3)	(5)
Transition and System Restoration Bond Interest Expense	23	27		47	55
Other Interest Expense	81	84		164	170

Total Interest Expense	$109	$116		$220	$233

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	June 30, 2016	December 31, 2015
ASSETS
Current Assets:
Cash and cash equivalents	$271	$264
Other current assets	2,001	2,425

Total current assets	2,272	2,689

Property, Plant and Equipment, net	11,898	11,537

Other Assets:
Goodwill	861	840
Regulatory assets	2,913	3,129
Investment in unconsolidated affiliate	2,536	2,594
Preferred units – unconsolidated affiliate	363	—
Other non-current assets	169	501

Total other assets	6,842	7,064

Total Assets	$21,012	$21,290

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$17	$40
Current portion of securitization bonds long-term debt	402	391
Indexed debt	111	145
Current portion of other long-term debt	250	328
Other current liabilities	1,461	1,554

Total current liabilities	2,241	2,458

Other Liabilities:
Accumulated deferred income taxes, net	5,121	5,047
Regulatory liabilities	1,284	1,276
Other non-current liabilities	1,189	1,182

Total other liabilities	7,594	7,505

Long-term Debt:
Securitization bonds	2,059	2,276
Other	5,721	5,590

Total long-term debt	7,780	7,866

Shareholders’ Equity	3,397	3,461

Total Liabilities and Shareholders’ Equity	$21,012	$21,290

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Statements of Consolidated Cash Flows

(Millions of Dollars)

(Unaudited)

	Six Months Ended June 30,
	2016	2015
Cash Flows from Operating Activities:
Net income	$152	$208
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	562	470
Deferred income taxes	69	4
Write-down of natural gas inventory	1	2
Equity in (earnings) losses of unconsolidated affiliate, net of distributions	(91)	50
Changes in net regulatory assets	(21)	78
Changes in other assets and liabilities	376	304
Other, net	10	6

Net Cash Provided by Operating Activities	1,058	1,122

Net Cash Used in Investing Activities	(467)	(671)

Net Cash Used in Financing Activities	(584)	(504)

Net Increase (Decrease) in Cash and Cash Equivalents	7	(53)

Cash and Cash Equivalents at Beginning of Period	264	298

Cash and Cash Equivalents at End of Period	$271	$245

Reference is made to the Notes to the Consolidated Financial Statements contained in the Quarterly Report on Form 10-Q of CenterPoint Energy, Inc.